EXHIBIT 23.1

           CONSENT OF BRADY, MARTZ & ASSOCIATES, P.C., INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 14, 2001 in the Registration Statement on Form S-4 and related Prospectus of ND Holdings, Inc. for the Offer to Exchange Senior Tailored Exchange Notes Due 2016 for its no par common stock.


                                    /s/ BRADY, MARTZ & ASSOCIATES, P.C.

Minot, North Dakota
Dated May 2